                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement               [ ]  Confidential, for Use of the Commission
                                                    Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                         COMPREHENSIVE CARE CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------

     (5)  Total fee paid:

        ------------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials:

    ----------------------------------------------------------------------------

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1)  Amount previously paid:

        ------------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------

     (3)  Filing Party:

        ------------------------------------------------------------------------

     (4)  Date Filed:

        ------------------------------------------------------------------------

                         COMPREHENSIVE CARE CORPORATION

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                      TO BE HELD FRIDAY, NOVEMBER 2, 2001

To the Stockholders of Comprehensive Care Corporation:

     Notice is hereby given that the 2001 Annual Meeting of Stockholders of Comprehensive Care Corporation (the "Company") will be held at the principal executive offices of the Company, located at 200 South Hoover Boulevard, Suite 200, Tampa, Florida 33609 on Friday, November 2, 2001 at 9:00 a.m. Eastern Standard Time, and any adjournments or postponements thereof for the following purposes:

          1. To elect one (1) Class III director to serve until the year 2004 Annual Meeting of Stockholders and until his successor is elected and qualified; and

          2. To consider and transact such other business as may properly come before the meeting or any adjournment thereof.

     Stockholders of record at the close of business on September 20, 2001 are entitled to vote at the meeting. A list of stockholders entitled to vote at the meeting will be available for inspection at the principal offices of the Company.

                                          By Order of the Board of Directors,

                                          /s/ CATHY J. WELCH
                                          Cathy J. Welch
                                          Secretary

September 28, 2001

     YOU ARE CORDIALLY INVITED TO ATTEND THE MEETING IN PERSON. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE SIGN THE ACCOMPANYING PROXY AND MAIL IT IN THE ENCLOSED POSTAGE PREPAID ENVELOPE. YOUR PROMPT RESPONSE WILL SAVE THE EXPENSE OF A FOLLOW-UP MAILING.

                         COMPREHENSIVE CARE CORPORATION

                     200 SOUTH HOOVER BOULEVARD, SUITE 200
                              TAMPA, FLORIDA 33609
                                 (813) 288-4808

                             ---------------------

                                PROXY STATEMENT
                                      FOR
                         ANNUAL MEETING OF SHAREHOLDERS
                         TO BE HELD ON NOVEMBER 2, 2001

                             ---------------------

     The Board of Directors of Comprehensive Care Corporation (the "Company") solicits your proxy for use at the 2001 Annual Meeting of Stockholders (the "Annual Meeting") to be held on Friday, November 2, 2001 at 9:00 a.m., Eastern Standard Time, at the principal executive offices of the Company located at 200 South Hoover Boulevard, Suite 200, Tampa, Florida 33609 and any adjournments or postponements thereof. This Proxy Statement and the accompanying form of proxy are first being mailed on or about September 28, 2001. Following this mailing, certain officers and employees of the Company may solicit proxies by mail, telephone, telecopy, or in person, without additional compensation. Upon request, the Company will reimburse brokers, and other persons holding shares for others, for their expenses in forwarding copies of the proxy soliciting material to the beneficial owners of such shares. The Company will pay all solicitation costs, if any.

     The shares held by each person giving a proxy in the accompanying form will be voted at the meeting in accordance with any instructions specified in the proxy. If no instructions are specified, the shares will be voted; FOR the election as a Class III director of the nominee specified herein. A proxy may be revoked by the person giving it any time before its exercise by sending a written notice of such revocation or a later-dated proxy to the Secretary of the Company at the above address or by attending the Annual Meeting and voting in person. Attendance at the Annual Meeting will not by itself revoke a proxy.

     Only stockholders of record at the close of business on September 20, 2001 are entitled to notice of, and to vote at, the Annual Meeting. As of that date, 3,867,303 shares of common stock, $.01 par value per share ("Common Stock"), were outstanding and held of record by stockholders. Stockholders are entitled to one, non-cumulative vote for each share of Common Stock held.

     The presence in person or by proxy of the holders of a majority of the outstanding shares of Common Stock will constitute a quorum for the transaction of business at the Annual Meeting. Directors are elected by a plurality of the votes present, in person or by proxy, and entitled to vote. Approval of any other matter that may properly come before the Annual Meeting requires the affirmative vote of a majority of the shares present in person or by proxy and entitled to vote. Abstentions will therefore have the effect of negative votes with respect to any matter presented at the Annual Meeting, while broker non-votes will have no effect on any matter presented. If authority to vote for the nominee is withheld on a proxy card, no vote will be cast with respect to the shares represented thereby and the outcome of the election will not be affected.

     The 2001 Annual Report to Stockholders, including the consolidated financial statements for the fiscal year ended May 31, 2001, accompanies this Proxy Statement.

                    VOTING SECURITIES AND SECURITY OWNERSHIP
                  OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information known to the Company concerning the beneficial ownership of Common Stock as of the September 20, 2001 record date, by (i) all persons who are beneficial owners of five percent (5%) or more of the Common Stock, (ii) each director of the Company, and (iii) the executive officer named in the Summary Compensation Table included elsewhere herein, and (iv) all directors and executive officers as a group. According to rules adopted by the Securities and Exchange Commission, a person is the "beneficial owner" of securities if he or she has, or shares, the power to vote such securities or to direct their investment. Unless otherwise indicated, each of the stockholders has sole voting and investment power with respect to shares beneficially owned.

                                                                 SHARES       PERCENT OF
                                                              BENEFICIALLY   COMMON STOCK
                  NAME OF BENEFICIAL OWNER                       OWNED       OUTSTANDING
                  ------------------------                    ------------   ------------
Mary Jane Johnson(1)........................................    215,000           5.6%
Robert J. Landis(2).........................................    270,625           7.0%
Thomas Clay(3)..............................................     22,500             *
All executive officers and directors
  As a group (4 persons)(4).................................    555,625          14.4%

*  Less than 1%.

---------------

(1) Includes 20,000 shares held directly and 195,000 shares subject to options that are presently exercisable. Excludes 25,000 options that are not presently exercisable.
(2) Includes 30,000 shares held directly and 240,625 shares subject to options that are presently exercisable. Excludes 25,000 options that are not presently exercisable.
(3) Includes 5,000 shares held directly and 17,500 shares subject to options that are presently exercisable.
(4) Includes 65,000 shares held directly and 490,625 shares subject to options that are presently exercisable. Excludes 62,500 options that are not presently exercisable.

                PROPOSAL 1 -- ELECTION OF ONE CLASS III DIRECTOR

     The Board of Directors comprises three classes of directors with staggered three-year terms. Directors for each class are elected at the Annual Meeting of Stockholders held in the year in which the term for such class expires. Ms. Johnson is a Class I director whose term expires at the 2003 Annual Meeting. Mr. Landis is a Class III director whose term expires at the 2001 Annual Meeting. As of September 20, 2001, the Class II director seat is vacant and will remain so until the Company has secured a suitable candidate who is willing to serve as a director of the Company. The Class II director seat has been vacant since Mr. Chriss Street separated from the Company on January 14, 2000. All current directors are employees of the Company and, therefore, do not receive any compensation for serving on the Board of Directors of the Company.

     It is the intention of the persons named as proxies to vote their proxies for the election of Robert J. Landis as a Class III director. Mr. Landis is currently Chairman of the Board of Directors, Chief Financial Officer, and Treasurer, and has consented to continue to serve as a director if elected.

          THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE
                         FOR THE NOMINEE LISTED BELOW.

       CLASS III: NOMINEE FOR A THREE-YEAR TERM EXPIRING AT THE YEAR 2004
                         ANNUAL MEETING OF STOCKHOLDERS

     Robert J. Landis, CPA, MBA (age 42) Mr. Landis has served as Chairman of the Board of Directors since January 2000 and as Chief Financial Officer and Treasurer since July 1998. Beginning in April 1999, Mr. Landis is a Class III director whose term expires at the 2001 Annual Meeting. Mr. Landis served as Treasurer of Maxicare Health Plans, Inc., a health maintenance organization, from November 1988 to July 1998. Mr. Landis, a Certified Public Accountant, received a Bachelors Degree in Business Administration from the University of Southern California and a Masters Degree in Business Administration from California State University at Northridge.

                 FOLLOWING IS THE INCUMBENT DIRECTOR WHOSE TERM
                   IS NOT EXPIRING AT THE 2001 ANNUAL MEETING

     Mary Jane Johnson RN, MBA, (age 51) Ms. Johnson has served as President and Chief Executive Officer since January 2000. Beginning in April 1999, Ms. Johnson is a Class I director whose term expires at the 2003 Annual Meeting. Since joining the Company in August 1996, Ms. Johnson has also served as Chief Operating Officer of Comprehensive Care Corporation, an appointment that was effective July 1999, and as Chief Executive Officer for the Company's principal subsidiary, Comprehensive Behavioral Care, Inc., since August 1998. Ms. Johnson served as Executive Director for Merit Behavioral Care from 1993 to 1996. Ms. Johnson, a Registered Professional Nurse, has a Bachelors Degree in Nursing from the State University of New York and a Masters Degree in Business Administration from Adelphi University.

                   BOARD MEETINGS AND DIRECTORS' COMPENSATION

     During the fiscal year ended May 31, 2001, the Board of Directors of the Company held five meetings in person or by telephone. In addition, the Board of Directors took actions by written consent on six occasions. Each director attended more than 75% of the meetings of the Board of Directors and the committees on which he served during his period of service.

     During Fiscal 2001, the Board of Directors was comprised entirely of persons who are officers or employees of the Company. No Board member received compensation for serving in such capacity during Fiscal 2001.

                                BOARD COMMITTEES

AUDIT COMMITTEE

     The Company does not currently have an Independent Audit Committee since only two directors comprise the entire Board of Directors, each of whom is an executive officer. The Company has been unable to attract suitable candidates to serve as independent directors, primarily due to the current financial condition of the Company.

     The Company has neither established an Audit Committee nor adopted a formal charter of the Audit Committee. The current Board of Directors functions as an audit committee, although the Board does not include any non-employee director.

     During the fiscal year ended May 31, 2001, the primary responsibility for overseeing the Company's financial statements and the inclusion of such financial statements in the filing of the Company's Form 10-K was held by the Board of Directors. Additionally, the Board members have reviewed and discussed the Company's Fiscal 2001 audited financial statements with other members of the Company's management, discussed with the Company's independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, received the written disclosures and the letter from the Company's independent accountants required by Independence Standards Board Standard No. 1, and discussed with such independent accountants the independent accountants' independence.

     In performing its oversight function, the Board of Directors relied upon advice and information received in its discussions with other members of the Company's management and the independent auditors. Based in part on the review and discussions with management and the Company's independent auditors referred to above, the Board recommended that the audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended May 31, 2001 for filing with the Commission.

COMPENSATION COMMITTEE

     The Company does not currently have an Independent Compensation Committee since only two directors comprise the entire Board of Directors, each of whom is an executive officer. The Company has been unable to attract suitable candidates to serve as independent directors, primarily due to the current financial condition of the Company. For that reason, the members of the Board have discharged the functions of the Compensation Committee and have reviewed their own compensation. During Fiscal 2001, recommendations and administrative decisions regarding the compensation of the Company's executives were made by the Board of Directors, which is currently comprised entirely of persons who are officers and employees of the Company.

                        REPORT REGARDING COMPENSATION OF
                             EXECUTIVE OFFICERS OF
                         COMPREHENSIVE CARE CORPORATION

     The principal philosophies and goals regarding compensation of executive officers of the Company have remained unchanged since their development under the compensation committee while it was composed of non-employee directors. These philosophies and key components of executive compensation are discussed below.

OVERVIEW AND PHILOSOPHY

     The prior functioning Compensation Committee established a compensation program policy that would enable the Company to attract and retain outstanding executives in the healthcare industry that would assist the Company in meeting its long-range objectives, thereby serving the interests of the Company's stockholders. The prior functioning Committee's compensation-related decisions primarily involved awarding its executives base salaries designed to compensate those executives fairly and competitively. This objective has been continued by the current Board of Directors.

     During such time as the Company had an independent Compensation Committee, the Committee approved compensation objectives and policy for all employees and determined compensation amounts, including cash compensation, incentive compensation, and stock option grants. The employment agreements of each of the two executive officers of the Company were approved by the prior functioning Compensation Committee. Any changes in or revisions to the compensation of the executive officers subsequent to there being a functioning Compensation Committee, including cash bonuses, stock bonuses in lieu of cash, the issuance of stock options, and the revision of base compensation or benefits were approved by the Board of Directors as constituted at the time such changes or revisions were effective.

     The Company's overall pay philosophy is to provide rewards that (1) are linked to both Company performance and individual performance, (2) align employee interests with the interests of its stockholders, (3) are sufficient to attract and retain needed high-quality employees, and (4) provide a mix of cash and potential stock ownership tied to the long-term as well as immediate business strategy.

EXECUTIVE OFFICER COMPENSATION

     The Board of Directors considered the following key principles used by the prior Compensation Committee in structuring compensation targets and packages of executive officers and key management:

     - Long-term and at risk focus so that a significant portion of executive pay is focused toward the long-term strategic objectives, with the realization of rewards only as an extension of stockholder interests.

     - Management development -- support of compensation opportunity structures to attract and retain individuals who can maximize the creation of stockholder value, and motivate employees to attain Company and individual objectives.

     - Equity at risk -- linking of corporate performance and individual rewards, to instill ownership.

     - Recognition of individual contributions as well as overall Company results toward identified business results.

     - Competitive position of both base salary and total compensation within the healthcare industry.

     The Committee used these principles to review and approve appropriate changes of compensation policy and packages. During Fiscal 2001, the Board of Directors continued to use these same principles to review and approve appropriate changes of compensation policy and packages, though not at an arms-length basis, when it came to the two sole directors reviewing their own compensation.

COMPONENTS OF EXECUTIVE COMPENSATION

     The components of executive compensation for each of the Company's two executive officers included a base salary, provision for an annual incentive bonus, and provisions for the award of stock options. Each of the two executive officers of the Company has an employment agreement, which was approved by the prior functioning Compensation Committee, and which took into account the skills, knowledge and experience that each of the executive officers brought to their positions. The base salary of each executive officer, when initially set, was intended to be maintained at slightly above the median range of salary for similar positions at public companies that are in the same line of business as the Company and which are of similar size. The base salaries of Ms. Johnson and Mr. Landis has each been set at $175,000 per annum. The Company had adopted a Management Bonus Plan ("MBP Plan"), and the employment agreement of each executive officer provides that each officer be eligible to participate annually in the MBP Plan. The principal threshold for the MBP Plan is achievement of a net operating profit, which was not accomplished in Fiscal 2001. As a result, no MBP Plan awards were granted by the Board of Directors.

     Each of the Company's executive officers is eligible to receive such other bonus or additional compensation as may be determined from time to time by the Board of Directors. The remaining Board of Directors has granted certain restricted stock grants to the two executive officers in lieu of a cash bonus other than an incentive bonus. This had been done mainly to reflect the results of the executive officers in significantly reducing operating expenses and thereby reducing the amount of loss which the Company had been experiencing. It was also intended to reflect the effort that the executive officers had been making to have the Company secure new and additional business. A restricted stock grant of 20,000 shares and 19,500 shares of the Company's Common Stock was made in July 2001 to Ms. Johnson and Mr. Landis, respectively, and will be reflected in fiscal year 2002 executive compensation.

     As part of their employment agreements and subsequent to the resignations in fiscal 1999 of the former non-employee Directors, and in an effort to hold the management team together for the benefit of the Company and its stockholders, the Board awarded a stay bonus to Ms. Johnson and Mr. Landis in an amount not to exceed the greater of $150,000 or 85% of the current base salary, and $125,000 or 83% of the then current base salary, respectively. The entitlement to the stay bonus was conditioned on each executive officer remaining an employee of the Company through December 31, 2000 and the Company maintaining financial viability. As an accommodation to the Company, the two executive officers have consented to a deferral of the receipt of their stay bonus. During Fiscal 2001, Ms. Johnson and Mr. Landis each were paid $50,000, with payments of the remaining amounts to be deferred until Fiscal 2002 or later.

     The initial employment agreement of each executive officer provided for the award of stock options. In the case of Ms. Johnson, she is to receive, following periodic reviews, an annual grant of stock options in such amount as the Board of Directors may determine. Mr. Landis's employment agreement provided for an initial grant of 87,500 options and, commencing July 1999, an annual grant of 25,000 options, all options to be granted at the fair market value for the Company's Common Stock on the date of grant. During fiscal 2001, Ms. Johnson and Mr. Landis each received stock option grants aggregating 50,000 options each.

     In the case of all other key employees, the Company adopted an annual incentive bonus program for executive officers and key members of management that would increase total cash compensation based upon objective improvements of the Company's results of operations. At the start of each fiscal year, the executive management, in consultation with senior management, establishes target levels of corporate performance. This target is then translated to a threshold and maximum level of performance with a target opportunity for each executive officer based upon their level of responsibility, potential contribution of the success of the Company, and competitive practices. The target opportunity consists of both the Company's financial performance (net profit) and individual objectives tied to strategic project activity. The individual's actual award is determined at the end of the fiscal year based upon an assessment of both Company and individual performance. There were no amounts paid during Fiscal 2001 in connection with this program.

LIMITATIONS ON THE DEDUCTIBILITY OF COMPENSATION

     Pursuant to the 1993 Omnibus Budget Reconciliation Act, a portion of annual compensation payable after 1993 to any of the Company's five highest paid executive officers would not be deductible by the Company for federal income tax purposes to the extent such officer's overall compensation exceeds $1.0 million per executive officer. Qualifying performance-based incentive compensation, however, would be both deductible and excluded for purposes of calculating the $1.0 million base. The Board of Directors has determined that no portion of anticipated compensation payable to any executive officer in 2001 would be non-deductible. The Board of Directors will continue to address this issue when formulating compensation arrangements for executive officers, but believes that the deductibility of officer compensation in excess of the $1.0 million threshold is not likely to be an issue for the Company to address in the foreseeable future.

                               PERFORMANCE GRAPH

     The following is a line graph comparing the Company's total stockholder returns to those of the NASDAQ Health Services Index and a Comparable Company Index (including the Company, Integra, Inc., Magellan Health Services, and Horizon Health Corp.) for each year in the period from June 1, 1996 and ended May 31, 2001. The Company's Common Stock is traded on the Over The Counter Bulletin Board and, accordingly, the Company has selected the NASDAQ Health Services Index as an appropriate index for this graph. Total return values were calculated based on cumulative total return, assuming the value of the investment in the Company's Common Stock, and in each index, was $100 and that all dividends were reinvested.

                     ASSUMES $100 INVESTED ON JUNE 1, 1996
                          ASSUMES DIVIDENDS REINVESTED
                      FIVE FISCAL YEARS ENDED MAY 31, 2001

                                                   COMPREHENSIVE CARE                                    NASDAQ HEALTH SERVICES
                                                       CORPORATION          COMPARABLE COMPANY INDEX              INDEX
                                                   ------------------       ------------------------     ----------------------
1996                                                     100.00                      100.00                      100.00
May 1997                                                 151.35                      110.73                       83.10
May 1998                                                 109.46                      107.46                       85.26
May 1999                                                   5.41                       34.27                       73.27
May 2000                                                   2.20                       11.57                       57.87
May 2001                                                   4.86                       48.24                       77.96

EXECUTIVE COMPENSATION

     The following provides certain information concerning compensation earned by the Company's Chief Executive Officer and its other executive officers whose total salary and bonus for Fiscal 2001 exceed $100,000 (together, these persons are sometimes referred to as the "named executives").

                                                                                    LONG-TERM COMPENSATION
                                          ANNUAL COMPENSATION                      ------------------------
                        --------------------------------------------------------                    LONG-
                                                                      RESTRICTED    SECURITIES      TERM
                                                       OTHER ANNUAL     STOCK       UNDERLYING    INCENTIVE    ALL OTHER
                        FISCAL  SALARY       BONUS     COMPENSATION    AWARD(S)    OPTIONS/SARS    PAYOUTS    COMPENSATION
NAME AND POSITION        YEAR      $          ($)          ($)           ($)           (#)           ($)          ($)
-----------------       ------  -------      ------    ------------   ----------   ------------   ---------   ------------
Mary Jane Johnson.....   2001   175,000      50,000(3)    11,517(4)      --           50,000         --          1,314(6)
  President(1,2),
  Chief                  2000   175,000          --        1,400(5)      --          150,000         --          1,323(6)
  Executive
  Officer(1,2)           1999   146,930      50,000           --         --           20,000         --          1,051(6)
  and Director(1,2)
Robert Landis.........   2001   175,000      50,000(3)     3,000(8)      --           50,000         --            741(6)
  Chairman of the        2000   159,141          --        3,000(8)      --          150,000         --            613(6)
  Board of               1999   139,408(7)   45,000       32,967(9)      --          153,125(10)     --          1,200(6)
  Directors(1,2),
  Chief
  Financial
  Officer(1,2), and
  Treasurer(1,2)
Thomas Clay...........   2001    97,269          --        8,485(11)     --               --         --            437(6)
  Senior Vice
  President              2000    32,885(12)      --           --         --           17,500         --             --
  of Clinical            1999        --          --           --         --               --         --             --
  Operations(2)

---------------

 (1) Comprehensive Care Corporation.
 (2) Comprehensive Behavioral Care, Inc., Principal Subsidiary of the Company.
 (3) Represents actual payments made during Fiscal 2001 in connection with the stay bonus awards described under "Components of Executive Compensation" above.
 (4) Represents a $2,400 car allowance and $9,117 in moving expenses in accordance to Ms. Johnson's employment agreement.
 (5) Represents a car allowance in accordance to Ms. Johnson's employment agreement.
 (6) Represents amounts contributed by the Company to the indicated person's 401(k) Plan Account.
 (7) Mr. Landis was employed by the Company on July 2, 1998.
 (8) Represents compensation expense for personal use mileage.
 (9) Represents moving expenses paid to Mr. Landis.
(10) Includes 87,500 options issued at $10.00 per share that were cancelled and repriced at $4.00 per share on December 14, 1998.
(11) Represents transitional living expenses paid to Mr. Clay.
(12) Mr. Clay was employed by the Company on December 31, 1999.

     The following tables present information regarding the number of stock options granted during Fiscal 2001 and the number of unexercised options held by the Company's named executives at May 31, 2001. There were no options exercised by the Company's named executives during Fiscal 2001. No stock appreciation rights were granted or held by such persons during Fiscal 2001.

                     OPTION GRANTS IN THE LAST FISCAL YEAR

                                                       PERCENT OF
                                        NUMBER OF        TOTAL
                                        SECURITIES    OPTIONS/SARS   EXERCISE
                                        UNDERLYING     GRANTED TO     OR BASE                 GRANT DATE
                                       OPTIONS/SARS   EMPLOYEES IN     PRICE     EXPIRATION    PRESENT
NAME                                   GRANTED (#)    FISCAL YEAR    ($/SHARE)      DATE        VALUE
----                                   ------------   ------------   ---------   ----------   ----------
Mary Jane Johnson....................     50,000         27.6%         $0.25     01/02/2011    $0.0812
Robert J. Landis.....................     50,000         27.6%         $0.25     01/02/2011    $0.0812
Thomas Clay..........................         --            --            --             --         --

     The present value as of the date of grant, calculated using the Black-Scholes method is based on assumptions about future interest rates, stock price volatility and dividend yield. There is no assurance that these assumptions will prove to be true in the future. The actual value, if any, that may be realized by each individual will depend upon the market price of the Common Stock on the date of exercise.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                  AND AGGREGATED FISCAL YEAR-END OPTION VALUE

                                                                         NUMBER OF
                                                                        SECURITIES         VALUE OF
                                                                        UNDERLYING        UNEXERCISED
                                                                        UNEXERCISED      IN-THE-MONEY
                                               SHARES                 OPTIONS/SARS AT   OPTIONS/SARS AT
                                             ACQUIRED ON    VALUE       FY END (#)        FY END ($)
                                              EXERCISE     REALIZED    EXERCISABLE/      EXERCISABLE/
NAME                                             (#)         ($)       UNEXERCISABLE     UNEXERCISABLE
----                                         -----------   --------   ---------------   ---------------
Mary Jane Johnson..........................      --          --       170,000/50,000    $13,830/$10,000
Robert J. Landis...........................      --          --       215,625/50,000    $13,830/$10,000
Thomas Clay................................      --          --        17,500/0            $922/$0

EMPLOYMENT AGREEMENTS WITH EXECUTIVES

     On July 2, 1999, the Company entered into an employment agreement with Ms. Johnson. Ms. Johnson's employment agreement provides for a salary at the rate of $175,000 per annum and includes a performance-based bonus in connection with the Company's Annual Management Bonus Plan ("MBP Plan"). Ms. Johnson is provided with an auto allowance of $250 biweekly as well as a policy of life insurance. In addition, the Company pays for a portion of Ms. Johnson's health insurance and other group insurance premiums in accordance with the Company's general benefit guidelines covering all full-time employees. Ms. Johnson's employment agreement provides that, in the event of a change in control of the Company as defined, Ms. Johnson will be paid a severance benefit equal to twelve (12) months base salary, together with her incentive bonus.

     On September 14, 1998, the Company entered into an employment agreement with Mr. Landis. Mr. Landis' employment agreement as amended provides for a salary at the rate of $175,000 per annum and a performance-based bonus in connection with the Company's MBP Plan. In addition, the Company pays for a portion of Mr. Landis' health insurance and other group insurance premiums in accordance with the Company's general benefit guidelines covering all full-time employees. Mr. Landis is also provided with a policy of life insurance. Mr. Landis' employment agreement provides that, in the event of a change in control of the Company as defined, Mr. Landis will be paid a severance benefit equal to twelve (12) months base salary, together with his incentive bonus.

     Effective July 2, 1999, the Board awarded stay bonuses to Ms. Johnson and Mr. Landis in amounts not to exceed the greater of: $150,000 or 85% of the current base salary, and $125,000 or 83% of the current base salary, respectively, not payable unless each remained employed by the Company through December 31, 2000. Effective January 1, 2001, Ms. Johnson and Mr. Landis each were entitled to receive $150,000 and $145,250, respectively, in connection with these stay bonus awards. As an accommodation to the Company, the two executive officers have consented to a deferral of the receipt of their stay bonus. During Fiscal 2001, Ms. Johnson and Mr. Landis each were paid $50,000, with payment of the remaining amounts to be deferred until Fiscal 2002 or later.

     Effective July 6, 2001, a restricted stock grant of 20,000 shares and 19,500 shares of the Company's Common Stock was made to Ms. Johnson and Mr. Landis, respectively, and will be reflected in fiscal year 2002 executive compensation. Such shares were valued at $0.51 per share, representing the fair market value of the Company's Common Stock on July 6, 2001.

INDEMNIFICATION OF OFFICERS AND DIRECTORS

     In connection with the Company's indemnification program for executive officers and directors, Ms. Johnson, Mr. Landis and Mr. Clay as well as five current, key management employees or subsidiary directors, nine former directors, and nine former executive officers, are entitled to indemnification and are beneficiaries of the officers and directors indemnification trust (as defined below).

     Upon written demand for payment by the person designated in the Trust Agreement as Beneficiary Representative accompanied by a "Notice of Qualification" (as defined below), the Trustee shall pay the person designated in the Trust Agreement ("Underwriter") to administer the payments to the accounts of Indemnitees an amount not greater than the balance, if any, of the specified bookkeeping account ("Account") recorded by the Trustee for each Indemnitee. A "Notice of Qualification" is a written statement by the Beneficiary Representative which (i) states the date and action on which the policyholder is obligated to Indemnitee(s) under the terms of the Indemnification Agreement, (ii) certifies that, pursuant to the terms of the Indemnification Agreement, the Indemnitees are entitled to payment thereunder as a result of the investigation, claim, action, suit or proceeding, and (iii) states the amount of the payment to which the Underwriter is entitled. Upon the receipt of a demand, the Trustee shall promptly inform the Company of such receipt, by courier delivery to the Company, of written notice thereof. Subject to any contrary order issued by a court of competent jurisdiction, a payment made pursuant to this Section may be made without the approval or direction of the Company, and shall be made despite any direction to the contrary by the Company. Prior to the time amounts are to be paid to the Underwriter or his designee from the Trust Fund as described above, Indemnitees have no preferred claim or beneficial ownership interest in trust funds, and their rights are merely unsecured contractual rights.

     The Company considers it desirable to provide each Indemnitee with specified assurances that the Company can and will honor the Company's obligations under the Indemnification Agreements, including a policy of insurance to provide for directors and officers liability coverage.

                               STOCK OPTION PLANS

1995 INCENTIVE PLAN

     The Company has a 1995 Incentive Plan (the "1995 Plan"). The 1995 Plan provides for the granting of stock options, stock appreciation rights, limited stock appreciation rights, and restricted stock grants to eligible employees and consultants to the Company. Grants issued under the 1995 Plan may qualify as Incentive Stock Options ("ISOs") under Section 422A of the Internal Revenue Code. Options for ISOs may be granted for terms of up to ten years and are generally exercisable in cumulative increments of either 33% each year or 50% each six months. Options for Non-statutory Stock Options ("NSOs") may be granted for terms of up to 13 years. The exercise price for ISOs must equal or exceed the fair market value of the shares on the date of grant, and 65% in the case of other options. The 1995 Plan also provides for the full vesting of all outstanding options under certain change of control events. The maximum number of shares authorized for issuance under the 1995 Plan is 1,000,000. As of May 31, 2001, there were 28,350 options available for grant and there were 888,525 options outstanding, of which 653,275 options were exercisable, under the 1995 Plan.

NON-EMPLOYEE DIRECTOR PLAN

     The Company has a non-qualified stock option plan for its outside directors (the "Directors' Plan"). Each non-qualified stock option is exercisable at a price equal to the Common Stock's fair market value as of the date of grant. Initial grants vest annually in 25% increments beginning on the first anniversary of the date of grant, provided the individual is still a director on those dates. Annual grants will become 100% vested as of the first annual meeting of the Company's stockholders following the date of grant, provided the individual is still a director as of that date. An optionee who ceases to be a director shall forfeit that portion of the option attributable to such vesting dates on or after the date he or she ceases to be a director. The maximum number of shares authorized for issuance under the Directors' Plan is 250,000. As of May 31, 2001, there were 185,834 options available for grant under the Directors' Plan. However, the Company had no outside directors and there were no options outstanding to former directors.

                              CERTAIN TRANSACTIONS

     For information relating to Employment Agreements with executive officers, stock options, stay bonuses, stock grants, and other compensation, see "Components of Executive Compensation" and "Employment Agreements with Executive Officers."

                              INDEPENDENT AUDITORS

     Richard A. Eisner & Company, LLP ("RAE") has performed the audits of the consolidated financial statements of the Company and its subsidiaries for the fiscal years ended May 31, 2001, 2000, and 1999. Shareholders are not being asked to vote on the selection of independent auditors for Fiscal 2002 as such shareholder approval is not required.

     The Company expects that a representative of RAE will be present and available to respond to appropriate questions during the annual meeting.

AUDIT AND RELATED FEES

     Audit Fees. The aggregate fees billed by RAE for professional services rendered in connection with the audit of the Company's annual financial statements for the year ended May 31, 2001 and for the reviews during Fiscal 2001 of the financial statements included in the Company's quarterly reports on Form 10-Q were $125,000.

     Financial Information Systems Design and Implementation Fees. The Company did not engage RAE to provide professional services to the Company regarding information systems design and implementation during the fiscal year ended May 31, 2001.

     All Other Fees. The aggregate fees billed by RAE during Fiscal 2001 for services rendered by RAE, other than the services covered under "Audit Fees" and "Financial Information Systems Design and Implementation Fees" were $51,500. Such fees were for tax consulting services.

                                 ANNUAL REPORT

     THE 2001 ANNUAL REPORT TO STOCKHOLDERS, INCLUDING CONSOLIDATED FINANCIAL STATEMENTS FOR THE FISCAL YEAR ENDED MAY 31, 2001 AND THE COMPANY'S ANNUAL REPORT ON FORM 10-K (WITHOUT EXHIBITS THERETO), HAS BEEN MAILED WITH THIS PROXY STATEMENT. THE COMPANY WILL PROVIDE COPIES OF EXHIBITS TO THE ANNUAL REPORT ON FORM 10-K, BUT WILL CHARGE A REASONABLE FEE PER PAGE TO ANY REQUESTING STOCKHOLDER. STOCKHOLDERS MAY MAKE SUCH REQUEST IN WRITING TO THE SECRETARY OF THE COMPANY, 200 SOUTH HOOVER BOULEVARD, SUITE 200, TAMPA, FLORIDA 33609.

                                 OTHER BUSINESS

     The Board of Directors knows of no other matters to be brought before the 2001 Annual Meeting. However, if any other business properly comes before the Annual Meeting, the persons named in the accompanying form of proxy will vote or refrain from voting thereon in accordance with their judgment pursuant to the discretionary authority given them in the proxy.

               STOCKHOLDER PROPOSALS FOR YEAR 2002 ANNUAL MEETING

     Stockholder proposals to be submitted for inclusion in the year 2002 proxy materials and consideration at the year 2002 Annual Meeting of Stockholders must be received by the Company not later than July 3, 2002. Such proposals should be directed to the Secretary of the Company, 200 South Hoover Boulevard, Suite 200, Tampa, Florida 33609.

                                          By Order of the Board of Directors,

                                          /s/ CATHY J. WELCH
                                          Cathy J. Welch
                                          Secretary

September 28, 2001
Tampa, Florida

                         COMPREHENSIVE CARE CORPORATION

              PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
        FOR THE 2001 ANNUAL MEETING OF STOCKHOLDERS ON NOVEMBER 2, 2001

    The undersigned hereby appoints Mary Jane Johnson and Cathy J. Welch, or either of them, proxies, with power of substitution, to vote the shares of common stock of Comprehensive Care Corporation, which the undersigned is entitled to vote at the 2001 Annual Meeting of Stockholders on November 2, 2001, and any adjournment thereof, as follows:

1. PROPOSAL 1: Election of Director:

  [ ] FOR the election as a director the following:

  Class III: Nominee for a 3-year term expiring in the year 2004: Robert J.
             Landis

  [ ] WITHHOLD AUTHORITY to elect the nominee listed above.

2. With discretionary power in the transaction of such other business as may properly come before the annual meeting.

                           (Continued on other side)

                          (Continued from other side)

    THIS PROXY, PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED HEREON. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSAL 1. THE PROXIES MAY VOTE IN THEIR DISCRETION AS TO OTHER MATTERS WHICH MAY PROPERLY COME BEFORE THE 2001 ANNUAL MEETING.

                                                  Dated:                  , 2001
                                                     ----------------------

                                                  ------------------------------
                                                  Signature

                                                  ------------------------------
                                                  Signature (if held jointly)
                                                  Title or authority (if
                                                  applicable)

                                                  NOTE: Please sign exactly as
                                                  name appears hereon. If shares
                                                  are registered in more than
                                                  one name, the signatures of
                                                  all persons are required. A
                                                  corporation should sign in its
                                                  full corporate name by a duly
                                                  authorized officer, stating
                                                  his or her title. Trustees,
                                                  guardians, executors and
                                                  administrators should sign in
                                                  their official capacity,
                                                  giving their full title as
                                                  such. If a partnership, please
                                                  sign in the partnership name
                                                  by an authorized person.

   PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY PROMPTLY, USING THE ENCLOSED
                                   ENVELOPE.
         NO POSTAGE REQUIRED IF MAILED IN THE UNITED STATES OF AMERICA.